SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) July 1, 2005

Commission File Number	Registrant, State of Incorporation, Address of Principal Executive Offices and Telephone Number	I.R.S. employer Identification Number

1-08788	SIERRA PACIFIC RESOURCES	88-0198358
P.O. Box 10100 (6100 Neil Road)
Reno, Nevada 89520-0400 (89511)
(775) 834-4011

0-00508	SIERRA PACIFIC POWER COMPANY	88-0044418
P.O. Box 10100 (6100 Neil Road)
Reno, Nevada 89520-0400 (89511)
(775) 834-4011

None

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
Signatures

Item 8.01. Other Events

     On July 1, 2005, Sierra Pacific Power Company, a subsidiary of Sierra Pacific Resources, filed a Base Tariff Energy Rate (BTER) request with the Public Utilities Commission of Nevada (PUCN) seeking to update its rates in the face of escalating energy prices to reflect increasing costs for fuel and power purchased to serve its customers. The filings include an update of electric rates for northern Nevada customers, and a rate update for natural gas customers in the Reno-Sparks metropolitan area.

     If approved, the company’s filing related to its electricity customers in northern Nevada calls for a $32.3 million annual increase in rates which, for the typical residential customer using 715 kilowatt hours of electricity, would mean a 3.2 percent increase, or a rise of approximately $2.80 per month. For natural gas customers, the $29 million annual increase means that the typical natural gas customer using 59 therms of natural gas would see an 18.9 percent increase, or approximately $12 per month.

     Following review by the PUCN, new electric rates would become effective October 1, 2005, with new natural gas rates effective November 1, 2005.

Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

Not required

(b)	Pro forma financial information

Not required

(c)	Exhibits

None.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have each duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

Sierra Pacific Resources (Registrant)
Date: July 6, 2005	By:
/s/ John E. Brown
John E. Brown Controller

Sierra Pacific Power Company (Registrant)
Date: July 6, 2005	By:
/s/ John E. Brown
John E. Brown Controller